UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 22, 2024

ENZO BIOCHEM, INC.

(Exact name of registrant as specified in its charter)

New York	001-09974	13-2866202
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21 Executive Blvd.

Farmingdale, New York 11735

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (631) 755-5500

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ENZ	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 22, 2024, the board of directors (the “Board”) of Enzo Biochem, Inc. (the “Company”) appointed Jon Couchman to the Board and to the Board’s Audit Committee, Compensation Committee and Nominating/Governance Committee.

Mr. Couchman is the Managing Member of Couchman Management LLC, an investment management company through which he manages private investments. Mr. Couchman has served as Chairman of the Board of Xstelos Holdings, Inc.(“Xstelos”) and its predecessor company Footstar, Inc., beginning in February 2006. Mr. Couchman became Chairman of the Board of Xstelos following its reorganization under bankruptcy and successful emergence therefrom. In December 2008, Mr. Couchman became Chief Wind-Down Officer of Footstar and in January 2009, was appointed President and Chief Executive Officer, and Chief Financial Officer, beginning August 2009. In his capacity as Chief Wind-Down Officer, Mr. Couchman oversaw Footstar’s liquidation and distribution of its remaining assets. Subsequently, in April 2011, Mr. Couchman oversaw Xstelos’ acquisition of CPEX Pharmaceuticals, Inc., a publicly traded pharmaceutical company. Mr. Couchman has served as a Director and Chief Executive Officer of Myrexis, Inc. since January 2013 and as its Chief Financial Officer since March 2013. Mr. Couchman has served as a director, Chief Executive Officer and Chief Financial Officer of Affymax, Inc. since November 2014. Mr. Couchman was a significant shareholder and was elected as a director of Golf Trust of America, subsequently known as Pernix Therapeutics in December 2007. Golf Trust engaged in a strategic review process selling its golf course holdings and completed a reverse merger with Pernix Therapeutics in March 2010. Through Couchman Capital LLC and Couchman Management LLC, Mr. Couchman has served as the general partner and investment manager of Couchman Investments LP from 2001 until present, Couchman Partners LP, private investment partnerships from 2001 until 2013 and the investment manager of Couchman International Ltd., a private partnership, from 2001 until 2013. He holds a BS from the California State University at Chico and holds a Chartered Financial Analyst designation (C.F.A.).

Mr. Couchman will receive cash compensation in accordance with the Company’s compensatory arrangements for non-employee directors as described in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on December 21, 2023 under the heading “Compensation of Directors.”

There are no arrangements or understandings between Mr. Couchman and any other person pursuant to which he was selected as a director. The Company is not aware of any transaction in which Mr. Couchman has an interest requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENZO BIOCHEM, INC.

	By:	/s/ Patricia Eckert
	Name:	Patricia Eckert
	Title:	Chief Financial Officer

Date: November 25, 2024

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